Exhibit B-1(a)              THE COMPANIES ACT 1985



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                       A PRIVATE Company Limited By Shares

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                            MEMORANDUM OF ASSOCIATION

                                       OF

                                POWERGEN LIMITED

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         (incorporating amendments applicable on the re-registration of the company as private, 9 January 2003)

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1.   The name of the Company is "Powergen Limited".

2. The registered office of the Company is to be situated in England and Wales.

3.   The objects for which the Company is established are:

     (1) To carry on the business of a holding company and to co-ordinate, finance and manage all or any part of the businesses and operations of any and all companies controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly.

     (2) To carry on any or all of the businesses of generating, producing, transforming, converting, processing, developing, transmitting, supplying, distributing and dealing in electricity or any other forms of energy or any products derived from or connected with any of these activities and in any manner whatsoever in the United Kingdom or elsewhere and for all purposes to acquire supplies of electricity or other sources or forms of energy from, and to



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          provide bulk or other supplies thereof to, any person for own use, transformation, conversion, processing, development, transmission, supply, distribution, dealing or otherwise in the United Kingdom or elsewhere and, as appropriate, expand and extend the business or businesses and activities relating thereto or any part or parts thereof (including, without limitation, the business and activity of an electricity generating company).

     (3) To explore for, produce, acquire or otherwise obtain any fuel or other raw materials or sources or forms of energy of any kind for use in connection with the generation of electricity or any other form of energy or otherwise and to process, develop, supply, distribute and deal in or with any such raw materials or sources or forms of energy or any by-products thereof in any manner and to process and deal in any by-products which may be obtained from any of the activities of the Company.

     (4) Subject to such terms and conditions as may be thought fit, to enter into, carry on and participate in financial transactions and operations of all kinds including (without limitation) swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors and any other financial instruments (including hedging agreements of any kind) or any combination thereof or any option with respect to any such financial transaction or operation all or any of which may be on a fixed and/or floating basis and/or in respect of Sterling (and any other currency or basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors and any other financial instruments (including hedging agreements of any kind) they may be undertaken by the Company on a speculative basis or in connection with the management of financial risks relating to the Company or any other company, firm or person or otherwise on such terms as may be thought fit and with or without security, and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, agency and other operations.


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     (5)  To carry on any or all of the businesses of constructing, engineering, manufacturing, producing, supplying, hiring out, installing, servicing and dealing in all types of buildings, plant and equipment whether used in connection with the generation, production, transformation, conversion, processing, development, transmission, supply or distribution of electricity or any other form of energy or otherwise (including, but without limitation, in connection with the conservation and efficient use of energy).

     (6) To carry on any or all of the businesses of investors, designers, developers, manufacturers, producers, wholesalers, retailers, suppliers, distributors, hiring and hiring-out, installers, servicers and dealers in electrical appliances, household and general domestic equipment, furniture, fixtures and fittings and all kinds of goods, plant, equipment, tools, components, systems, materials and installations whether or not connected with the use of electricity or other forms of energy of any kind and whether for domestic, industrial or commercial purposes or otherwise.

     (7) To carry on any or all of the businesses of investors, researchers and developers and to conduct, promote and commission research and research and development activities of all kinds, whether relating to the generation, production, transformation, conversion, processing, development, transmission, supply or distribution of electricity or other forms of energy or any of the other businesses or activities of the Company or otherwise (including, but without limitation, such activities relating to the conservation and efficient use of energy), and to exploit and turn to account the results of any such research or research and development carried out by or for the Company or otherwise.

     (8) To do anything which a person who is authorised to generate, transmit or supply electricity under or pursuant to the Electricity Act 1989 (or any statutory modification or re-enactment thereof) or any licence or exemption granted thereunder or pursuant thereto is permitted or required to do under or by virtue of that Act (or any statutory modification or re-enactment thereof), licence or exemption.

     (9) To acquire (whether by purchase, lease, concession, grant or otherwise), establish, develop, exploit, operate and maintain land,

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          claims, wells, mines, licences, consents, authorisations, concessions, drilling and mining rights, exploration and production rights, and/or rights and interests of all descriptions in or relating to the same, which may seem to the Directors of the Company to be capable or possibly capable of facilitating directly or indirectly the procurement, generation, production, processing, development, transformation, conversion, transmission, supply or distribution of, or dealing in, electricity or other forms of energy or any products derived from or connected with any of these activities or of facilitating any of the other businesses or activities of the Company or of affording a supply of natural or other gas, petroleum or other hydrocarbons, coal or other minerals, any other sources or forms of energy, chemicals or revenue or products derived directly or indirectly from any of them.

     (10) To construct, lay, maintain, install and remove and carry on works in respect of electric wires (including those overhead and underground), cables, lines, plant and equipment and facilities ancillary to the operation or use of a grid or distribution network, and to acquire, operate and maintain the consents, authorisations, wayleaves, easements and other rights capable of facilitating the same.

     (11) To carry on any or all of the businesses of, and provide services associated with, engineers (including, without limitation, electrical, mechanical, mining, drilling, civil, chemical and telecommunications engineers), biologists, physicists, chemists, contractors, consultants, mechanics, technicians, geologists, draughtsmen, designers, surveyors, architects, builders and decorators (in each case) of all kinds.

     (12) To carry out such building, mining, engineering or other operations and works, and to manufacture, acquire, process, distribute or deal in such goods and to acquire, hold or deal with such property, assets, rights and liabilities, as may seem to the Board of Directors of the Company directly or indirectly to advance the interests of the Company.

     (13) To carry on any or all of the businesses of consultants, advisers and suppliers of management, personnel and training services, whether generally or in respect of one or more of the types of

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          business or activity which the Company or any of its subsidiaries has power to carry on, and to provide training and educational course, instruction and materials, of every description, for employees of the Company or for any other persons.

     (14) To carry on any or all of the businesses of bankers, financiers, commodity traders, factors, debt collectors, dealers in securities and currencies and all rights and interests therein or in respect thereof, underwriters, insurers, brokers of all kinds, persons carrying on investment business of any kind under the Financial Services Act 1986 (or any statutory modification or re-enactment thereof) or otherwise.

     (15) To carry on any or all of the businesses of developers of and dealers in property, storage contractors, freight contractors, carriers by land, water and air of freight and passengers, forwarding agents, shipping agents and agents of all kinds.

     (16) To purchase, charter, lease, take or let on hire, operate, use or turn to account, build, equip, repair, maintain, supply and deal in tankers, bulk carriers, and other ships and vessels and craft of every description, motor vehicles, aircraft, railways and all forms of railway transport and any other means of transport or conveyance and any parts or accessories of any kind relating thereto or connected therewith.

     (17) To carry on any or all of the businesses of running, operating, managing or co-operating in projects or works designed to restore, preserve, improve or protect the environment in any manner whatsoever, to carry on any business relating to, or connected with, the conservation of nature or nature or wild life reserves, parks or trails of any kind whatsoever, and to carry on any business of any kind convened, directly or indirectly, and whether or not connected with any other activity or object of the Company, with the conservation and efficient use of energy.

     (18) To carry on any or all of the businesses of running, operating, managing, supplying and dealing in radio, telecommunication and other systems, data processing and information retrieval systems, computers, computer programs and software, and services facilities and equipment ancillary to, or for use in connection with, such systems.


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     (19) To establish, acquire, produce, transmit, publish, or reproduce in any form whatsoever and supply or otherwise deal in brochures, magazines, newspapers, books, pictures, photographs, stationery and other documents, recordings, films, and programmes for radio, television, cinema or any other means of communication.

     (20) To advertise, market and sell any and all products and services of the Company and of any other person and to carry on any or all of the businesses of advertisers and advertising or public relations agents or advisers or of a marketing and selling organisation.

     (21) To carry on any or all of the businesses of suppliers, distributors, manufacturers, producers, processors, importers and exporters of, and dealers in, chemicals, pharmaceuticals, fertilisers and foodstuffs.

     (22) To acquire by any means, hold, deal in or with and dispose of howsoever any real or personal property, assets, rights or corporeal or incorporeal hereditaments whatsoever and wherever situate, whether or not for the purposes of, or in connection with, any of the Company's activities, and, without prejudice to the generality of the foregoing, to purchase, take on lease or in exchange, hire, take concessions or grants of or otherwise acquire and hold or dispose of any real or personal property, assets or rights or any estate or interest in such property, assets or rights, or in the proceeds of sale thereof, including without limitation any lands, buildings, installations, structures, easements, rights, privileges and concessions and to use, exploit, develop, and safeguard the same.

     (23) To insure any property, asset, matter or interest against any potential liability or loss of the Company or of any other person and the life or health of any person which may seem to the Board of Directors of the Company to be in the interests of the Company.

     (24) (i) To purchase and maintain insurance for or for the benefit of any persons who are or where at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect


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          or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law or otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this Clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

     (25) To apply for and take out, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to hold, use, exercise, develop or grant licences in respect of, or otherwise turn to account or deal in or with, the property, rights or information so acquired.

     (26) To carry on any other trade or business whatever which, in the opinion of the Board of Directors of the Company, is or may be capable of being carried on directly or indirectly for the benefit of the Company.

     (27) To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body or any other person, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board of Directors of the Company to be expedient, and to oppose any Act, charter, privilege, concession, licence or authorisation as aforesaid or any


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          proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

     (28) To enter into such financial, commercial or other transactions as may seem to the Board of Directors of the Company to be desirable for the purposes of the Company's affairs.

     (29) To enter into consortia or other collaborative arrangements which may seem to the Board of Directors of the Company to advance the interests of the Company in pursuance of international or other projects.

     (30) To acquire and hold interests of any kind whatsoever in other companies, whether or not having the same or similar objects as the Company, and to enter into any arrangements with any such other companies which may seem to the Board of Directors of the Company to advance the interests of the Company.

     (31) To establish, or promote any company, whether or not having objects similar to those of the Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association or investments of any nature whatsoever or any options or rights in respect thereof or interests therein, and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board of Directors of the Company may decide.

     (32) To have regard to the protection of the natural environment and of buildings or other objects of historic, architectural, religious or other significance, when formulating and implementing proposals.

     (33) To borrow or raise money and to receive deposits, and to lend or deposit money, give credit or financial accommodation or, whether gratuitously or otherwise, guarantees or indemnities and to secure or discharge any debt or other obligation and whether (in each case) in respect of its own obligations or those of some other person, and to charge or give any other security over its undertaking, property, rights or assets (present or future) or any part thereof or its uncalled capital, in any circumstances and upon


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          such terms and conditions as the Board of Directors of the Company may think fit.

     (34) To draw, make, accept, endorse, discount, negotiate, execute, issue, buy, sell and deal in or with promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (35) To act as agents, brokers or trustees and to enter into any arrangement for partnership, joint working, joint venture in business or for the sharing of profits or for amalgamation with any other person or otherwise which may seem to the Board of Directors of the Company to advance the interests of the Company and to vest any property, assets, rights or liabilities of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

     (36) To establish and maintain or contribute to or make any arrangements for providing pensions, superannuation funds, donations, allowances, share acquisition and profit sharing schemes, gratuities, emoluments, loans and other matters or benefits to or for the benefit of any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any predecessors of the Company or of any other such company, or who are or were at any time directors or officers of the Company or of any such other company, and the wives, widows, families and dependants of any such individuals or to or for the benefit of such other persons as may from time to time be permitted by law; to establish, support, subsidise or subscribe to any institutions, associations, clubs, schemes, funds or trusts which may be considered by the Board of Directors of the Company likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons; and in particular, but without prejudice to the generality of the foregoing, to make arrangements in connection with any acquisition, vesting and transfer contemplated in sub-clause (1) of this Clause for the continuance or transfer to the

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          Company of any pension arrangements of the Central Electricity
          Generating Board.

     (37) To subscribe for, or contribute (in cash or in kind) to, or otherwise support and to promote or sponsor, any national, charitable, benevolent, general or useful object or any object which may in the opinion of the Board of Directors of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

     (38) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, rights and liabilities of any person who is carrying on, or proposing to carry on, any business which the Company is authorised or empowered to carry on or who is possessed of any business, property, assets, rights or liability suitable for the purposes of the Company.

     (39) To pay and discharge all or any expenses, costs and disbursements, and to pay commissions to and to remunerate any person for services rendered or to be rendered, in connection with the formation, promotion, registration and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

     (40) To issue any securities for any purpose whether by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company or otherwise.

     (41) To procure the Company to be registered or recognised in any part of the world.

     (42) To sell, lease, grant rights over or in respect of or otherwise howsoever dispose of or deal with, the whole or any part of the undertaking, property assets and rights of the Company or of any interest therein for such consideration as the Board of Directors of the Company may think fit and to distribute any property or assets in specie or otherwise among the members of the Company.

     (43) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through

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          agents, trustees, subsidiary companies, sub-contractors or otherwise.

     (44) To do all such other things as may be deemed, or as the Board of Directors of the Company considers, to further the interests of the Company or be incidental or conducive to the attainment of the above objects or any of them.

AND IT IS HEREBY DECLARED that in this clause:

(a) unless the context otherwise requires, words in the singular include the plural and vice versa;

(b) unless the context otherwise requires, a reference to a person includes a reference to a company, and a reference to a person or company (other than references to the Company) includes a reference to a firm, partnership, corporation, government or other authority (municipal, local or otherwise), undertaking, organisation, association, statutory, public or other body and any other legal entity, whether resident, domiciled or situated (in any such case) in the United Kingdom or elsewhere;

(c) references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

(d) the words "subsidiary" (except in paragraph (e) below) and "holding company" have the same meaning as in section 736 of the Companies Act 1985;

(e) any reference to the carrying on by the Company of any business or businesses of any description or descriptions shall include the carrying on of such business or businesses in any or all of its or their respective branches; and

(f) the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

4.   The liability of the members is limited.


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5.   The share capital of the Company is (pound)525,049,999 divided into
     1,050,000,000 ordinary shares of 50p each, 49,998 limited-voting redeemable preference shares of (pound)1 each and one special rights non-voting redeemable preference share of (pound)1.



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We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum. We agree to take the number of shares shown opposite our respective names.



NAME AND ADDRESS OF SUBSCRIBER                       NUMBER OF SHARES TAKEN

David John Jackson

The Firs

Bampton Road

Clanfield

Oxfordshire  OX 18 2RG                               1 share of(pound)1


Patrick Francis John O'Donnell
Bourke

Sherenden

Hart's Heath Road

Curtisden Green

Kent  TN17 1LJ                                       1 share of(pound)1

                                                     Total shares taken

                                                     2 shares of(pound)1 each






Date:

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Witness to signatures: